UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): October 19, 2007

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2007, Decorize, Inc., a Delaware corporation (the “Company”), obtained a $3,000,000 revolving credit facility (the “Credit Facility”) from Guaranty Bank (the “Lender”). The Credit Facility was established under a Credit Agreement, dated October 19, 2007 (the “Credit Agreement”), among the Lender, the Company, GuildMaster, Inc., a Missouri corporation and wholly-owned subsidiary of the Company (“GuildMaster”), and Faith Walk Designs, Inc., a Missouri corporation and wholly-owned subsidiary of the Company (“Faith” and, together with GuildMaster, the “Subsidiaries”). The proceeds of the Credit Facility will be used primarily for the repayment of existing working capital indebtedness (including the Company’s existing factoring arrangement with Bibby Financial Services (Midwest), Inc.) and funding the Company’s ongoing working capital needs. The terms of the Credit Agreement prohibit the Company from using Credit Facility proceeds for the purpose of repaying any other third party indebtedness, including indebtedness subordinate to the Credit Facility.

The Company can borrow, repay and reborrow principal under the Credit Facility from time to time during its term. There is no minimum draw for advances under the Credit Facility, subject to the requirement that advances must be made in integrals of $1,000. The aggregate principal amount drawn under the Credit Facility at any given time may not exceed the lesser of $3,000,000 or the borrowing base. For purposes of the Credit Agreement, the “borrowing base” is defined as an amount equal to the sum of (a) eighty percent (80%) of the value of eligible accounts receivable, plus (b) fifty percent (50%) of the value of eligible inventory. Eligible accounts receivable includes the Company’s and the Subsidiaries’ accounts receivable generated in the ordinary course of business that satisfy certain conditions of the Lender, and excludes certain unacceptable accounts receivable, such as accounts of an account debtor when twenty percent (20%) of the outstanding balance is more than ninety (90) days past due. Eligible inventory includes the Company’s and the Subsidiaries’ inventory which, in the Lender’s reasonable opinion, is in good, new and saleable condition and is not obsolete or unmerchantable. On the date of the Credit Agreement, the Company’s amount available to be advanced under the Credit Facility was $1,459,510.

The annual interest rate on the Credit Facility is initially equal to the prime rate of interest as quoted in the Wall Street Journal plus a prime margin of 150 basis points (1.5%) (the “Prime Margin”). The initial annual interest rate on the Credit Facility on the date of the Credit Agreement was 9.25%. After the Company delivers its first financial covenant compliance certificate to the Lender, the Prime Margin will be recalculated based upon the ratio of the Company’s senior indebtedness to EBITDA for the four most recently ended fiscal quarters, with the Prime Margin being: 0.0% if such ratio is equal to or greater than 0.0 and less than 3.0; 0.5% if such ratio is equal to or greater than 3.0 and less than 4.0; 1.5% if such ratio is equal to or greater than 4.0 and less than 5.0; 1.75% if such ratio is equal to or greater than 5.0 and less than 6.0; and 2.5% if such ratio is equal to or greater than 6.0 or less than 0.0 or undefined. Accrued interest payments on the principal outstanding balance under the Credit Facility are due monthly. The Credit Facility expires, and any and all principal outstanding under the Credit Facility is due and payable, on the maturity date of December 31, 2008.

In consideration of the Lender originating the Credit Facility, the Company paid the Lender a loan origination fee of $15,000 and agreed to pay certain other costs of the Lender incurred in connection with the loan origination, not to exceed $10,000. The Company is not required to pay any fees based upon any unused portion of the amount available for borrowing under the Credit Facility.

The Credit Facility is secured by substantially all of the assets of the Company and the Subsidiaries pursuant to a Security Agreement among the Lender, the Company and the Subsidiaries (the “Security Agreement”). The Credit Facility is guaranteed by certain other subsidiaries of the Company pursuant to a Guaranty Agreement (the “Guaranty Agreement”).

The Credit Agreement contains covenants, including financial covenants, with which the Company and the Subsidiaries must comply. The financial covenants include a minimum fixed charge coverage ratio, a maximum leverage ratio, a limitation on payment of dividends and a transactional limitation on capital expenditures. With certain exceptions, the Company and the Subsidiaries are prohibited under the Credit Agreement from, among other things, incurring or assuming any indebtedness, entering into any merger or reorganization and acquiring any stock or assets of any other entity.

If a default occurs under the Credit Agreement, which includes, among other things, the Company’s failure to pay any amount under the Credit Agreement when due, the Lender may declare all obligations under the Credit Agreement or any other loan document immediately due and payable. In such event, the Lender may exercise any rights or remedies it may have under the Security Agreement, including foreclosure of the Company’s and Subsidiaries’ collateralized assets, or in enforcing its rights under the Guaranty Agreement. Any such event may materially impair the Company’s ability to conduct its business.

In connection with the Credit Agreement, certain of the Company’s creditors agreed to subordinate outstanding indebtedness owed to them by the Company pursuant to separately executed subordination agreements in favor of the Lender. James K. Parsons, a former director of the Company and its current Executive Vice President, agreed to subordinate indebtedness owed to him by the Company under an Amended and Restated Promissory Note dated May 5, 2006 in the principal amount of $609,467.69, and under a Third Amended and Restated Promissory Note dated July 31, 2006 in the principal amount of $1,000,000. Quest Capital Alliance II, LLC agreed to subordinate indebtedness owed to it by the Company under an Amended Promissory Note dated September 11, 2006 in the principal amount of $750,000, and under a Revolving Line of Credit Promissory Note dated May 5, 2006 in the principal amount of $750,000. Stephen W. Fox, who is the general manager of Quest Capital Alliance II, LLC, is also a director of the Company. Additionally, SRC Holdings Corporation, the Company’s largest holder of common stock and the holder of all of the Company’s outstanding shares of Series A Convertible Preferred Stock, agreed to subordinate indebtedness owed to it by the Company under a Third Amended and Restated Secured Promissory Note dated June 15, 2005 in the principal amount of $750,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required under this Item 2.03 are incorporated by reference to the disclosures contained under Item 1.01 above.

Item 8.01 Other Events.

On October 24, 2007, the Company entered into a five year lease for space at the World Market Center in Las Vegas, Nevada, which provides the Company with 4,780 square feet of showroom space. The initial five-year term of the lease ends on September 30, 2012. Rent payments are $11,018 per month for the first year of the lease and begin accruing on the earlier of November 1, 2007 or the date on which the Company first occupies the space.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated October 19, 2007, between Guaranty Bank, Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc.
10.2	Revolving Promissory Note, dated October 19, 2007, issued by Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc., to the order of Guaranty Bank in the principal amount of $3,000,000.
10.3	Security Agreement, dated October 19, 2007, among Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc. for the benefit of Guaranty Bank.
10.4	Guaranty Agreement, dated October 19, 2007, among WestWay Enterprises, Ltd. and P.T. Niaga Merapi for the benefit of Guaranty Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: October 24, 2007	By:	/s/ Stephen R. Crowder
Name: Stephen R. Crowder
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated October 19, 2007, between Guaranty Bank, Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc.
10.2	Revolving Promissory Note, dated October 19, 2007, issued by Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc., to the order of Guaranty Bank in the principal amount of $3,000,000.
10.3	Security Agreement, dated October 19, 2007, among Decorize, Inc., GuildMaster, Inc. and Faith Walk Designs, Inc. for the benefit of Guaranty Bank.
10.4	Guaranty Agreement, dated October 19, 2007, among WestWay Enterprises, Ltd. and P.T. Niaga Merapi for the benefit of Guaranty Bank.